LOCK-UP AND LEAK-OUT AGREEMENT

This LOCK-UP AND LEAK-OUT AGREEMENT (this "Agreement") is made and entered into as of September 14, (the "Effective Date"), by and between Accredited Solutions, Inc., a Nevada corporation (the "Company") Metrospaces, Inc. a Delaware limited liability company (the "Creditor"). The Company and the Creditor are each individually referred to as a "Party" and are collectively referred to as the "Parties."

RECITALS

WHEREAS, Creditor owns a Convertible Promissory Note (the "Original Note") issued by the Company, with an initial principal balance of $50,000.00 (the "Original Principal Amount"), of which, as of the Effective Date, the outstanding aggregate principal balance, interest, fees, and penalties (collectively, the "Outstanding Balance") is due and in default;

WHEREAS a schedule and copies of all notes issued by the Company that are outstanding as of the Effective Date (collectively, the "Other Notes" and the holders of such Other Notes referred to hereinafter as the "Other Creditors"), along with their balances and associated warrants (if applicable), is attached hereto as SCHEDULE A;

WHEREAS, the Company acknowledges that, in the absence of this Agreement and other than standard conversion "blocker" provisions contained in the Original Note, the Creditor has a contractually unfettered right to (i) convert any or all of the Company's principal and interest obligations under Original Note into shares of common stock of the Company ("Conversion Stock") and to dispose of any or all of the resulting shares of Common Stock, and the shares of Common Stock acquired prior to the execution of this Agreement ("Pre-agreement Conversion Stock"), in any manner and at any time or from time to time, all as desired by the Creditor, including, but not limited to, the sale thereof into the public markets;

WHEREAS, the Company has requested of the Creditor that the Creditor not dispose of any shares of Pre-agreement Conversion Stock, Conversion Stock (the "Agreement Stock") into the public markets by way of conversions, except in accordance with the terms and provisions hereof through and including April 30th, 2024 (the "Lock-up Period"), and, thereafter, the Creditor may dispose of shares of the Agreement Stock in accordance with the terms and provisions hereof through and including October 30, 2025 (the "Leak- out Period"), and the Creditor has so agreed. The Agreement Stock will be sold in six (6) equal monthly parts ("Leak-out Monthly Limits") during the Leak-out Period; and the Creditor has so agreed;

WHEREAS, the Company has requested of the Creditor that, during each calendar month during the Leak-out Period, the aggregate number of shares of Agreement Stock that the Creditor has the right, but not the obligation, to sell into the public markets, on a per-calendar week basis, shall not exceed 10% of the number of shares of Common Stock that were traded in the public markets during the immediately preceding calendar week (the "Weekly Leak-out Amount"), as reported by the OTC Markets Group Inc. ("OTCM") or any successor entity or by a national securities exchange in the event that, at such time, the Common Stock is listed thereon (any such entity or exchange, the "OTCM Successor");

WHEREAS, certain unspecified disputes (the "Unspecified Disputes") may have arisen between the Parties in respect of the Note, the terms and conditions thereof, the payments that may be due and owing thereon, or the actions of the Company in connection therewith; and

WHEREAS, the Company and the Creditor desire to enter into this Agreement and the transactions contemplated hereunder to settle the Unspecified Disputes in the manner set forth herein.

NOW, THEREFORE, in consideration of these premises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Lock-up; Weekly Leak-out Amount. During the Lock-up Period, the Creditor shall not, directly or indirectly, offer, issue, sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, pledge, or otherwise dispose of or transfer (collectively, a "Disposition") any shares of Agreement Stock. During the Leak-out Period, except for sales of shares of Agreement Stock in amounts that do not exceed the Weekly Leak-out Amount, the Creditor shall not (except as permitted below), directly or indirectly, enter into any transaction for the Disposition of any shares of Agreement Stock.

2. Cumulative Disposition. If, during any calendar week within the Leak-out Period, the Creditor has not engaged in one or more Disposition transactions, the cumulative amount of which has resulted in less than the cumulative Weekly Leak-out Amount during the Leak- out Period then-to-date, then the Creditor has the right, but not the obligation, to engage in one or more additional Disposition transactions, such that, at the conclusion of such additional Disposition transaction(s), the Creditor will have engaged in Disposition transactions in an amount that does not exceed the cumulative Weekly Leak-out Amount during the Leak-out Period then-to- date.

3. OTCM Website. For purposes of determining the monthly trading volume of the shares of Common Stock, such volume information shall be derived from data published on the website of the OTCM or the website of a relevant OTCM Successor.

4. Transferee Restrictions. Any transferee of any of the shares of Agreement Stock, other than as permitted in connection with a waiver (as referenced in Section 5, below) or as otherwise permitted pursuant to the terms hereunder, shall be subject to all of the terms and conditions hereof and, solely for such purposes, any such transferee shall be included in the definition of the Creditor.

5. Company Waiver. Notwithstanding anything to the contrary contained herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions in its favor contained herein.

6. General Acknowledgment. The Company acknowledges and agrees to the following:

    a. Accuracy of Representations. The Company hereby acknowledges the accuracy of the representations set forth in the Recitals of this Agreement;

    b. No Release by Creditor; etc. Neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation, or release of any of the Original Note or the shares of the Pre-Agreement Conversion Stock, or any rights or obligations thereunder or relating thereto, or a waiver by the Creditor of any of its rights thereunder or at law or in equity; and

    c. Reaffirmation and Acknowledgement. The Company reaffirms the validity, binding effect, and enforceability of each of the Original Note as of the Effective Date and acknowledges that, immediately prior to the Effective Date and the transactions contemplated hereby, the Company was liable to the Creditor for the full amount of the principal and interest evidenced by the then-unconverted principal and interest of each of the Original Note, without offset, deduction, claim, counterclaim, defense, or recoupment of any kind.

d. Release by Company. Company, on behalf of themselves and their heirs, executors, administrators, agents, members, managers, directors, shareholders, officers, successors, and assigns (all of the foregoing, collectively, the "Company Releasors"), hereby release and forever discharge the Creditor (individually and together), its agents, attorneys, successors and assigns (all of the foregoing, collectively, the "Creditor Releasees") from all liabilities, charges, claims, agreements, causes of action, or suits, of whatever kind or nature, whether accrued, absolute, contingent, liquidated or unliquidated, known or unknown, which the Company Releasors ever had, now have, or hereafter can, shall, or may have against the Creditor Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement arising from, or relating to, the Transaction Documents (defined below).

7. Representations Warranties, and Covenants. To induce the Creditor to enter into this Agreement, the Company represents and warrants to the Creditor as follows:

a. Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada;

b. Authority. The Company has full company power and authority to execute, deliver, and perform this Agreement.

c. Consent and Approvals. No consent or approval of either Party is required in connection with the execution and delivery of each of this Agreement and the do not (i) contravene or result in a breach or default under the Certificate of Incorporation, Bylaws, or any other governing document of the Company, agreement, or instrument to which the Company is a party or by which any of its property is bound or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to the Company.

d. Representations and Warranties Are and Were True. All representations and warranties contained in this Agreement are true and correct as of the Effective Date and all representations and warranties contained in the Original Note were true and correct as of the issuance date of each of them, and all such representations and warranties shall survive the execution of this Agreement. Each of the Original Note represented, as of their respective issuance dates and as of the Effective Date, unconditional, absolute, valid, and enforceable obligations against the Company. To the best of its knowledge, the Company has no claims or defenses against the Creditor or any other person or entity that would or might affect (i) the enforceability of any provisions of any of the Original Note or (ii) the collectability of sums advanced by the Creditor in connection with the Company's obligations under any of the Original Note. The Company understands and acknowledges that the Creditor is entering into this Agreement in reliance upon this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.

e. Schedule A. The information on Schedule A is true and complete.

f. Until the end of the Leak- out Period, the Company shall not enter into any agreement or amend an existing agreement that would provide for any party to sell shares of the Company.

g. Until the end of the Leak- out Period, the Company shall not amend any lockup agreement entered into with any of the Other Creditors.

h. Until the end of the Leak- out Period, the Company shall immediately notify the Creditor if any Other Creditor sells any amount of Common Stock that is in excess of the amount permitted under their respective leak out agreement. In the event that the Company does not provide the notice as required this Section 7.h, then for each day that such notice is not provided, a fee equal to $500 per day shall be added onto the balance due under the Note until the notice is sent to the Creditor. It is expressly agreed by the Parties that any damages payable under this clause do not constitute a penalty and that the Parties, having negotiated in good faith for such specific liquidated damages and having agreed that the amount of such liquidated damages is reasonable in light of the anticipated harm caused by the breach related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the validity or enforceability of such liquidated damages. The obligations under this Section 7.h. shall survive termination that occurs under Section 9.b. below.

8. Conditions Precedent. Notwithstanding anything herein to the contrary, the obligations of the Creditor shall not be binding on the Creditor until each of the following conditions precedent shall have been satisfied:

   (a) The Creditor shall have received an executed counterpart of this Agreement from the Company.

   (b) The Creditor shall have received copies of the Other Notes, including but not limited to, any amendments, side letters, forbearance agreements, extension agreements, memorandum of understandings, or any other agreements that modified in any way the Other Notes, along with any warrants issued in connection thereto.

   (c) The Creditor shall have received copies of fully executed lock up agreements similar in form to this Agreement and with similar lock up periods, from all of the Other Creditors.

9. Termination.

   a. In the event that the condition referenced above in Section 8(b) is not satisfied within ten (10) business days of the Effective Date, this Agreement shall be null and void ab initio.

   b. Subject to the terms of Section 7.h. above, in the event that any Other Creditor sells any amount of Common Stock that is in excess of the amount permitted under their respective leak out agreement, or in any way is in default of their obligations under their respective leak out agreement, this Agreement shall be terminated.

   c. In the event that the price of the Common Stock trades above $0.01 on any day prior to the end of the Leak-out Period, this Agreement shall be terminated.

10. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable express courier service with charges prepaid, or (iv) transmitted by hand-delivery or e-mail addressed as set forth below or to such other address as such Party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail, with accurate confirmation generated by the transmitting device, if possible, at the address or number designated below (if delivered on a business day during normal business hours where such

notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing or deposit with an express courier service, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:
Accredited Solutions, Inc.
9980 South 300 West, Suite 200
Sandy, UT, 84070
Attention: Eduardo Brito
email: ebritocapital@gmail.com

If to the Creditor:

11. Federal Securities Laws. Nothing contained in this Agreement shall be deemed to supersede or modify any applicable United States and state securities laws, rules, and regulations.

12. Integration. This Agreement, (collectively, the "Integration Documents") are intended by the Company and the Creditor to be the final expression of their agreement and, therefore, incorporate all negotiations of them and constitute their entire agreement. The Company acknowledges that it is relying on no written or oral agreement, representation, warranty, or understanding of any kind made by the Creditor or any employee or agent of the Creditor except for the agreements by the Creditor set forth herein or in any of the other Integration Documents. Except as expressly set forth herein or any of the other Integration Documents, the rights, duties, and obligations of the Company and the Creditor remain unchanged and in full force and effect.

13. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of North Carolina without regard to the principles of conflicts of law.

14. Consultation with Counsel. Each Party represents that, before executing this Agreement, it had the opportunity to consult with competent legal counsel of its own choosing, carefully read each of this Agreement, and has been fully and fairly advised as to their respective terms.

15. Waiver of Drafting Interpretation. The Parties hereto agree that any rule of law or decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement. The Parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person on this Agreement, which are delivered by electronic signature or scanned electronic e-mail attachment, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each such person. Signatures of the Parties transmitted by scanned e-mail attachment shall be deemed to be their original signatures for all purposes. This Agreement shall become effective when executed and delivered by the Parties hereto.

SIGNATURE PAGES FOLLOWS:

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Multipurpose Agreement as of the day and year first above written.

ACCREDITED SOLUTIONS INC.

By: Eduardo Brito
Name: Eduardo Brito
Title: CEO
Date: 9/14/2024

CREDITOR

By: Oscar Brito
Name: Oscar Brito
Title: CEO
Date 9-14-24

SCHEDULE A

GOOD HEMP INC. 5% CONVERTIBLE REDEEMABLE NOTE DUE May 4, 2022 $50,000.00